Exhibit 3.17

BYLAWS

OF

FOXCO ACQUISITION FINANCE CORPORATION

ARTICLE I

OFFICES

Section 1. The registered office of the corporation shall be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All annual meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware or the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, the stockholders shall elect the Board of Directors and shall transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting.

Section 5. Written notice of a special meeting shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 6. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice, unless the holders of a majority of the issued and outstanding shares entitled to vote otherwise consent thereto either at the special meeting or in writing executed prior to the meeting.

Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every annual or special meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, and for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or (if not so specified) at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

Section 8. The holders of a majority of the issued and outstanding shares entitled to vote thereat, who are present in person or represented by proxy at the meeting, shall constitute a quorum at all annual and special meetings of the stockholders for the transaction of business, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally described in the notice to the stockholders. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any annual or special meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, each stockholder shall at every annual or special meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after a period of three years from its date, unless the proxy provides for a longer period.

Section 11. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. The number of directors that constitutes the Board of Directors shall be at least one (1) and not more than ten (10). The first Board of Directors shall initially consist of the number of directors as shall be specified at the organizational meeting of the corporation or in the statement of the incorporator in lieu thereof. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors, by the stockholders at the annual meeting. Each director shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware or the United States.

Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. No notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If the stockholders fail to fix the time or place of the first meeting of the newly elected Board of Directors or if this meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

Section 3. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 4. Special meetings of the Board of Directors may be called by the Chief Executive Officer on three (3) days notice to each director, either personally, by mail (including electronic mail), by telegram or by telecopy. Such meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of a majority of the directors.

Section 5. At all regular and special meetings of the Board of Directors, a simple majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

Section 6. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each consisting of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 2. Except as provided below, any committee, to the extent provided in the resolutions of the Board of Directors and in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. No committee, however, shall have the power or authority to amend the Certificate of Incorporation; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or to amend these Bylaws; further, unless a resolution of the Board of Directors, these Bylaws, or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

Section 3. A committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4. Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the Board of Directors when required.

ARTICLE VI

COMPENSATION OF DIRECTORS

Section 1. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors.

Section 2. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors. Such payments may take the form of a fixed sum for attendance at each meeting or a stated salary as a director. Members of committees may be allowed like compensation for attending committee meetings.

Section 3. No payment permitted under this Article VI shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VII

OFFICERS

Section 1. The officers of the corporation shall be designated by the Board of Directors, by election, and, unless otherwise required by the General Corporation Law of the State of Delaware, may include a Chief Executive Officer, a President, a Vice President, a Secretary, an Assistant Secretary and a Chief Financial Officer. The Board of Directors may also elect such other officers and agents as it deems necessary, including Vice Presidents and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

Section 2. The officers of the corporation shall be elected by the Board of Directors at the Board’s first meeting and thereafter at the Board’s first meeting after each annual meeting of stockholders.

Section 3. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5. The Chief Executive Officer shall be the principal executive officer of the corporation and shall have the authority over the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall have power to appoint or discharge employees, agents, or independent contractors, to determine their duties, and to fix their compensation. The Chief Executive Officer shall sign all company documents and agreements on behalf of the corporation, unless the Chief Executive Officer instructs that the signing be done by some other officer, agent, or employee. The Chief Executive Officer shall see that all actions taken by the Board of Directors are executed and shall perform all other duties incident to the office. This is subject, however, to the Chief Executive Officer’s right to delegate any specific power to any other officer of the corporation.

Section 6. The President and Chief Operating Officer shall have the power to perform duties that may be assigned by the Chief Executive Officer or the Board of Directors except for those duties specifically reserved for other officers. The President and Chief Operating Officer shall perform all duties incident to the office except for those duties specifically reserved for other officers.

Section 7. In the absence of both the Chief Executive Officer and the President, or in the event of their inability or refusal to act, the Vice President (or in the event there are more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8. The Secretary shall attend meetings of the Board of Directors and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President and Chief Operating Officer.

Section 9. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. The Chief Financial Officer shall have custody of the corporation’s funds and securities, shall be responsible for maintaining the corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Member. The Chief Financial Officer also shall maintain adequate records of all assets, liabilities, and transactions of the corporation and shall assure that adequate audits thereof are currently and regularly made. The Chief Financial Officer shall have all such further powers and duties as are customarily and usually associated with the position of Chief Financial Officer or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President and Chief Operating Officer.

ARTICLE VIII

NOTICES

Section 1. Whenever, under the provisions of the statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean solely personal notice, but such notice may be given in writing by mail addressed to such director or stockholder at his or her address as it appears on the records of the corporation with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telegram, telecopy or electronic mail.

Section 2. Whenever any notice is required to be given under the provisions of statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX

CERTIFICATES OF STOCK

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the secretary or such other officer or officers as the Board of Directors may from time to time designate, certifying the number of shares owned by the stockholder in the corporation.

Section 2. Any or all of the signatures on the certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the corporation itself or an employee of the corporation). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the adjourned meeting.

Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether the corporation shall have express or other notice thereof, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

ARTICLE X

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in shares of stock, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Annual Statements. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be designated by resolution of the Board of Directors.

Section 5. Indemnification. The corporation shall have the power to indemnify its officers, directors, employees and agents of the corporation, and such other persons as designated by the Board of Directors, to the full extent as permitted under the laws of the State of Delaware.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the name of the State of Delaware. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 7. Amendments. Unless such power is reserved to the stockholders by statute, the Certificate of Incorporation or these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws adopted either by the stockholders or the Board of Directors (when such power is conferred upon the Board of Directors by the Certificate of Incorporation, and subject to repeal or change by action of the stockholders) at any annual meeting of the stockholders or regular meeting of the Board of Directors, or at any special meeting of the stockholders or the Board of Directors (if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting), by a vote of a majority of the holders of stock having voting power present in person or represented by proxy at such meeting at which there is a quorum, or by a vote of a majority of the directors present at such meeting at which there is a quorum (whichever is applicable).